UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 17, 2007

Interpharm Holdings, Inc.

(Exact name of Registrant as specified in charter)

Delaware	0-22710	13-3673965
(State or other jurisdic-	(Commission	(IRS Employer
tion of incorporation)	File Number)	Identification No.)

75 Adams Avenue, Hauppauge, New York	11788
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 952 0214

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 3.01 and 8.01 Notice of Failure to Satisfy a Continued Listing Rule and Other Events

In its Current Report on Form 8-K and Form 8-K/A filed with the SEC on October 12 and 15, 2007, respectively, Interpharm Holdings, Inc. (“Holdings”) disclosed that as a result of negotiations with Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division ("Wells Fargo"), Holdings would not be able to file its Form 10-K by its due date of October 15, 2007 and anticipates filing upon the conclusion of negotiations with Wells Fargo. Holdings further disclosed that on October 12, 2007, Holdings notified the American Stock Exchange (“AMEX”) that it would not file its Form 10-K in a timely manner in conformity with Section 610(b) of the AMEX Company Guide.

On October 15, 2007, Holdings received notice from the AMEX that trading in its common stock would be halted pending compliance with AMEX rules through the filing of financial information.

On October 16, 2007, Holdings received a notice from the AMEX Listing Qualification Department that it must file its Annual Report on Form 10-K as required by Sections 134 and 1101 of the AMEX Company Guide in order to maintain its AMEX listing. As previously disclosed, Holdings plans to file its Annual Report on Form 10-K at the conclusion of its negotiations with Wells Fargo.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Press release, dated October 17, 2007.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERPHARM HOLDINGS, INC.

October 17, 2007	By:	/s/ Peter Giallorenzo.
Peter Giallorenzo
Chief Financial Officer and
Chief Operating Officer